UNITED STATES
SECURITIES AND EXCHANGE COMMISION
Washington, D.C. 20549
________________________________

FORM 8-K
____________________________

CURRENT REPORT

Pursuant to Section 13 of 15(D) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2015
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NAS Acquisition, Inc.
(Exact Name of registrant in its charter)

Nevada	6770	47-1169948
(State or jurisdiction of incorporation	(Primary Standard Industrial	(I.R.S. Employer
or organization)	Classification Code Number)	Identification No.)

15321 NW 60th Avenue, Suite 109
Miami Lakes, FL 33014
(Address of Principal Executive Offices) (Zip Code)

954-362-7598
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
1.01 Entry into a Material Definitive Agreement

On March 9, 2015, NAS Acquisition, Inc. (the "Company", "we", or "us") entered into a Share Exchange Agreement and Plan of Reorganization ("Agreement") with On The Move Corporation, ("OTM"), a private company incorporated in Florida in 2014 with offices at 12355 Hagen Ranch Road, Suite 604, Boynton Beach, Florida 33437. At the closing of the Agreement (which is contingent upon the effectiveness of a post-effective amendment to our registration statement and a 80% reconfirmation vote under Rule 419 and other closing conditions), pursuant to the terms of the Agreement, 41,000,000 shares of our common stock, par value $0.0001 per share (the "Common Stock") will be issued to OTM shareholders holding 100% of the issued and outstanding common shares of OTM and 3,200,000 shares of our to be designated Series A convertible preferred stock ("Preferred Stock") will be issued to OTM shareholders holding 100% of the issued and outstanding shares of OTM's Series A convertible preferred stock. Upon completion of the foregoing transactions, (i)  OTM will become our wholly-owned subsidiary, (ii) OTM's common stockholders will acquire 82% of our issued and outstanding common stock, and (iii) OTM's holders of its Series A convertible preferred stock will own 100% of our issued and outstanding Preferred Stock, and (iv) we will change our name to On The Move Corporation.

The closing of the transaction is subject to an effective registration statement with the SEC and the reconfirmation of investors in the Company's offering and approval of the Company's shareholders. After the transaction is closed, the Company anticipates initiating all the necessary steps to commence public trading of its common stock, including, but not limited to the filing of a FINRA Form 15c2-11.

OTM was founded in 2014 to engage in the acquisition of convenience stores in the State of Florida under the On the Move brand. It currently owns and operates five retail outlets in Lake, Orange and Palm Beach county, Florida. Its stores offer a selection of food, including national chains such as Dunkin Donuts, Subway, Godfather's Pizza, sandwiches; beverage and tobacco products; health and beauty aids; automotive products; and other nonfood items. In addition, it is engaged in the retail sale of gasoline or gasohol on a self-service basis. OTM intends to acquire additional convenience stores in Florida because it believes the State of Florida offers the greatest opportunity for growth and expansion over the next 20 years. Currently the State of Florida consumes over 12 billion gallons of gas on an annual basis and grows by 1000 new residents each day..

This current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, made in this Current Report on Form 8-K are forward looking and subject to change. The Company cautions that these forward-looking statements are subject to risks, uncertainties and assumptions, many of which are beyond the Company's control, which may cause actual results and events to differ materially from those indicated in the forward-looking statements. Additional information concerning other factors is contained under the headings "Risk Factors" and "Management Discussion and Analysis of Financial Condition and Results of Operations" in the Company's filing on Form S-1 and any subsequent Forms filed with the Securities and Exchange Commission, which are incorporated by reference. The Company undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

2.a	Exchange Agreement and Plan of Reorganization – On The Move Corporation
99.1	Press Release dated March 11, 2015

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAS Acquisition, Inc.
Dated: March 11, 2015
By: /s/ Miguel Dotres
Miguel Dotres
President, Secretary and Director
Chief Executive Officer